UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2019

Freedom Leaf Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55687	46-2093679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420, Las Vegas, NV		89120
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 442-0411

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2019, the Board of Directors (the “Board”) of Freedom Leaf Inc. (the “Company”) appointed Brian Moon to serve as the Chief Financial Officer of the Company.

Mr. Moon, age 57, was the CFO of Team ProMark, a sports license development and sales company. Mr. Moon was with the company from 2013 until joining the Company. Previously, Mr. Moon was the CFO of Ensemble Studios and executed what was at the time the largest video game design company sale to a publisher (Microsoft) in industry history, and previously in Mr. Moon’s professional career, he worked for Deloitte and Touche. Mr. Moon has a BBA in Accounting from Baylor University and earned a Texas CPA certificate.

In connection with Mr. Moon’s appointment as Chief Financial Officer, on September 24, 2019, the Board approved entering into an at-will employment agreement (the “Employment Agreement”) with Mr. Moon, dated August 5, 2019, and effective the first day of Mr. Moon’s employment on September 23, 2019. Under the terms of the Employment Agreement, the Company agreed to pay Mr. Moon an annual base salary of $150,000, and equity incentives consisting of (i) an award of 1,000,000 shares of the Company’s restricted common stock on October 1, 2019, to vest 12 months thereafter on October 1, 2020 (the “First Equity Award”), and (ii) an award of an additional 1,000,000 shares on April 1, 2020, to vest 12 months thereafter on April 1, 2021 (the “Second Equity Award”). The Employment Agreement also contains provisions for further cash and equity incentive awards to be determined in the discretion of the Company’s Board of Directors, and the agreement is terminable for cause, death or disability. If the agreement is terminated by the Company without cause during the first 12 months of employment, Mr. Moon will receive three months of base salary as a severance payment. For every year of full-time employment completed beyond the initial 12 months, the amount of the severance payment will be increased by one month of base salary.

On September 24, 2019, the Company also entered into a Restricted Stock Agreement with Mr. Moon pursuant to which the vesting of the First Equity Award and Second Equity Award was formalized. Pursuant to the Restricted Stock Agreement, (i) the First Equity Award will vest on October 1, 2020, and (ii) the Second Equity Award will vest on April 1, 2021, so long as Mr. Moon is continuously employed by the Company on such dates.

The foregoing descriptions of the Employment Agreement and Restricted Stock Agreement, which do no purport to be complete, are qualified in their entirety by reference to the Employment Agreement and Restricted Stock Agreement, which are attached as Exhibits 10.1 and 10.2 hereto, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

10.1 Employment Agreement dated August 5, 2019, between Freedom Leaf Inc. and Brian Moon *
10.2 Restricted Stock Agreement dated October 1, 2019, between Freedom Leaf Inc. and Brian Moon *

* Portions of the agreements with personally identifying information have been omitted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2019	FREEDOM LEAF, INC.

/s/ Carlos Frias
Name: Carlos Frias
Title: Chief Executive Officer

3